As filed with the Securities and Exchange Commission on June 18, 2015	Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 _________________

Lion Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

 _________________

Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

21900 Burbank Blvd, Third Floor,

Woodland Hills, California 91367

(Address of registrant’s principal executive offices, including zip code)

 _________________________________

Genesis Biopharma, Inc. 2011 Equity Incentive Plan
Lion Biotechnologies, Inc. 2014 Equity Incentive Plan
(Full title of the plans)

 _________________

Elma Hawkins, Ph.D.
Chief Executive Officer

Lion Biotechnologies, Inc.

21900 Burbank Boulevard, Third Floor

Woodland Hills, California 91367

(818) 992-3126

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 _________________

With copies to:

Istvan Benko

Steven P. Mehr

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

 _________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.000041666 per share	1,199,500(2)	$7.24(3)	$8,684,380	$1,009.12
Common stock, par value $0.000041666 per share	1,073,877(4)	$7.83(3)	$8,408,457	$977.06
Common stock, par value $0.000041666 per share	2,844,123(5)	$10.67(6)	$30,346,792	$3,526.30
Total	5,117,500 shares		$47,439,629	$5,512.48

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable under the plans in the event of a stock split, stock dividend, recapitalization or other similar change in the outstanding shares of common stock.

(2)	Represents shares of common stock reserved for issuance upon the exercise of outstanding stock options under the 2011 Equity Incentive Plan (the “2011 Plan”).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the weighted-average exercise price (rounded up to the nearest cent) of the outstanding stock options.

(4)	Represents shares of common stock reserved for issuance upon the exercise of outstanding stock options under the 2014 Equity Incentive Plan (the “2014 Plan”).

(5)	Represents shares of common stock reserved for future issuance under the 2014 Plan.

(6)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Market on June 17, 2015.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information

The information required to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

ITEM 2.	Registrant Information and Employee Plan Information

The information required to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

Registrant hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 20, 2015;

•	our Current Reports on Form 8-K filed with the SEC on January 27, 2015, February 12, 2015, February 18, 2015, February 25, 2015, March 3, 2015, April 17, 2015, May 1, 2015, May 4, 2015, June 9, 2015 and June 15, 2015; and

•	the description of our stock contained in our registration statement on Form 8-A filed on February 25, 2015 pursuant to Section 12 of the Exchange Act, as such statement may be amended from time to time.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interest of Named Experts and Counsel

TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock issuable under the 2011 Plan and the 2014 Plan. Sanford J. Hillsberg, a member of the Board of Directors of the Registrant, is an attorney with TroyGould PC. As of June 17, 2015, Mr. Hillsberg and certain other attorneys and of counsel of that firm beneficially owned in the aggregate 464,000 shares and options or warrants to acquire shares of our common stock. The beneficial ownership of our shares described above includes all options that may be exercised within 60 days from June 17, 2015.

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ITEM 6.	Indemnification of Directors and Officers

Registrant’s amended and restated articles of incorporation provide that its directors or officers will have no personal liability to Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Registrant’s amended and restated bylaws require Registrant to indemnify its directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs.

Registrant also has entered into indemnification agreements with its directors in which Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors.

Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7.	Exemption From Registration Claimed

Not applicable.

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ITEM 8.	Exhibits

See the Exhibit Index following the signature page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills , California, on June 17, 2015.

LION BIOTECHNOLOGIES, INC.

By:	/s/ Elma Hawkins
Elma Hawkins, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Elma Hawkins, Ph.D. and Molly Henderson, and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or her or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Elma Hawkins	Chief Executive Officer and Director	June 17, 2015
Elma Hawkins, Ph.D.	(Principal Executive Officer)

/s/ Molly Henderson	Chief Financial Officer	June 17, 2015
Molly Henderson	(Principal Financial and
Accounting Officer)

/s/ Merrill A. McPeak	Director	June 17, 2015
Michael A. McPeak

/s/ Jay Venkatesan	Director	June 17, 2015
Jay Venkatesan

	Director	June 17, 2015
Sanford J. Hillsberg

/s/ Ryan Maynard	Director	June 17, 2015
Ryan Maynard

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Registrant’s definitive Information Statement on Schedule 14C filed with the Commission on August 20, 2013).

4.2	Bylaws of Registrant (incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 (Reg. No. 333-148920) filed with the Commission on January 29, 2008).

4.3	Amendment to Bylaws (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2013).

4.4	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Registrant’s registration statement on Form 8-A filed on February 25, 2015).

4.5	Genesis Biopharma, Inc. 2011 Equity Incentive Plan (incorporated herein by reference to Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2011).

4.6	Lion Biotechnologies, Inc. 2014 Equity Incentive Plan, as amended (incorporated herein by reference to Appendix A to Registrant’s definitive Proxy Statement on Schedule 14C filed with the Commission on April 30, 2015).

4.7	Form of ISO Stock Option Agreement under the Genesis Biopharma, Inc. 2011 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2011).

4.8	Form of NQSO Stock Option Agreement under the Genesis Biopharma, Inc. 2011 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2011)

4.9	Form of ISO Stock Option Agreement under 2014 Equity Incentive Plan.

4.10	Form of NQSO Stock Option Agreement under 2014 Equity Incentive Plan.

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of Weinberg & Company

24.1	Power of Attorney (included on the signature page herein)